Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the “Company”) on Form 6-K furnished for the month of October 2007 containing its unaudited financial statements as of and for the three- and nine-month periods ended September 30, 2007 & 2006, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dr. Ben Lipps, Chief Executive Officer and Lawrence Rosen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Dr. Ben Lipps
Dr. Ben J. Lipps
Chief Executive Officer and
Chairman of the Management
Board of the General Partner

October 31, 2007
/s/  Lawrence Rosen
Lawrence A. Rosen
Chief Financial Officer of the General Partner

October 31, 2007